Exhibit 99.1

Knight Energy Corp. Completes New Discovery Well in Eastland County, Texas

Dallas, TX., December 22, 2008 (Marketwire) — Knight Energy Corp. (“Knight”) (OTC: KNEC) (Frankfurt IG1A.F) is pleased to announce that it has successfully completed the initial  well on its 104-acre “Cozart” property in Eastland County, Texas. The well has been drilled, completed, and fractured in order to enhance production. Based on preliminary estimates, the Company believes that the well may have recoverable crude oil reserves of approximately 400,000 barrels. This is an estimate; actual results may vary significantly. Knight is in the process of bringing the well into production as quickly as possible.

William J. Bosso, Chief Executive Officer of Knight Energy Corp., commented, “We are very excited about our success on the “Cozart” lease and our plans to drill two additional PUDS on the lease.”

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as “recoverable crude oil reserves,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-KSB/A, File No. 0052470, available from us at 909 Lake Carolyn Parkway Suite 850, Irving Texas, 75039. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

About Knight Energy Corp.

Knight Energy Corp. (“Knight”) was formed in March 2006 for the purpose of operating and developing energy-related businesses and assets. The Company, together with its wholly-owned subsidiary, Charles Hill Drilling, Inc. (”CHD”), owns oil and gas leases covering approximately 2,700 acres in Stephens and Eastland Counties, Texas, and it has the right of first refusal on approximately 2,200 more acres in the same area. The Company also has leased approximately 1,000 undeveloped oil and gas leasehold acres in the Salt Creek Prospect area of Oklahoma. CHD also owns three drilling rigs, two work-over rigs and runs its own drilling crews, which enables us to control costs and schedules.

As of December 22, 2008, Knight had a 100% working interest in 21 producing oil and/or gas wells, with seven additional wells awaiting completion. The Company will continue to consider further acquisitions and investments in the oil and gas industry as well as other energy-related businesses and assets.  Additional information is available at Knight’s website at www.knightenergycorp.com.

Forward-Looking Statements:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the Company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the Company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining oil and gas prices and other economic factors. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. Factors that may impact the Company’s success are more fully disclosed in the Company’s most recent public filings with the U.S. Securities and Exchange Commission, and potential investors should independently investigate and fully understand all risks before making investment decisions.

Contact

William J. Bosso
Chief Executive officer
Knight Energy Corp.
770-777-6795
wbosso@comcast.net
www.knightenergycorp.com
[c] 2008 Knight Energy Corp. All rights reserved.